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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kinder Morgan Energy Partners, L.P. of our report dated February 15, 2002 relating to the financial statements and financial statement schedule, which appears in Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 3, 2003